EXHIBIT 23.4

              [Letterhead of Gilbert Laustsen Jung Associates Ltd.]




                                LETTER OF CONSENT



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Calpine Corporation Retirement Savings Plan of our report included in Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 regarding Calpine Corporation's estimated Canadian proved reserves and to the references to this firm included in such Annual Report.




                                        Yours Truly,

                                        GILBERT LAUSTSEN JUNG
                                        ASSOCIATES LTD.

                                        \s\ Myron J. Hladyshevsky
                                        ------------------------------------
                                        Myron J. Hladyshevsky, P. Eng.
                                        Vice-President



Calgary, Alberta
May 5, 2004